EXHIBIT 10.1
                                                                    ------------

                     MASTER STRATEGIC RELATIONSHIP AGREEMENT


THIS MASTER STRATEGIC RELATIONSHIP AGREEMENT (this "Agreement") is made and entered into this 25th day of May, 2000, by and between New England Patriots L.P. (hereinafter "The Patriots"), a Delaware limited partnership with offices at Foxboro Stadium, 60 Washington Street, Foxboro, MA 02035, and SimPlayer.com, Inc. (hereinafter "SimPlayer"), a Delaware corporation with offices at 91 Montvale Avenue, Stoneham, MA 02180-3616:



                                   WITNESSETH:

         WHEREAS, The Patriots and SimPlayer desire to work together to define and to market football applications using SimPlayer technology;

         NOW, THEREFORE, The Patriots and SimPlayer, intending to be legally bound, hereby agree as follows:

1.       STRATEGIC RELATIONSHIP

         1.1. SCOPE OF WORK. This Agreement sets forth the terms and conditions applicable to projects identified by the parties which may be performed by the parties pursuant to one or more Work Statements.

         1.2. ADVISORY BOARD. An Advisory Board will be established by The Patriots and will include two individuals selected from The Patriots' management, a statistician, coach, player and scout and will assist SimPlayer with product definition, features and functionality for football applications of the SimPlayer technology. The Patriots will ensure that appropriate releases and assignments have been obtained from its employees and all participants in the Advisory Board, or others who are involved in the definition of Work Statements, sufficient to achieve the purpose of this Agreement and to comply with its terms (an example of such an assignment is attached for your convenience). The Advisory Board will meet at Foxboro Stadium at least once, or more frequently if desired by the Patriots, to provide feedback on definition, features and functionality. The first meeting will be scheduled upon the execution of the first Work Statement by the parties.

         1.3. PROGRESS CONFERENCES. The parties shall confer monthly, or at other times specified in the Work Statement, regarding the progress of the work required under each Work Statement, any anticipated problems (resolved or unresolved), and any indication of delay in fixed or tentative schedules.

         1.4. MARKETING. SimPlayer will create an area at eSportsPlus.com to promote the Work Product and use commercially reasonable efforts to provide promotional opportunities for the Work Product, provided that SimPlayer shall have obtained any licenses required for such promotions. The Patriots will use reasonable efforts to leverage their traditional marketing abilities in advertising, broadcast and traditional print media for the exposure, success, and market acceptance of the Work Product. They will also use reasonable efforts to notify all members of The Patriots email lists of the availability of Work Product. Additional marketing activities may be detailed in the Work Statement.

         1.5. TRAFFIC REPORTS. SimPlayer shall provide monthly traffic reports to The Patriots including the number of unique visitors, frequency of repeat visits, product downloads,

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                  and time spent in specified components. The parties shall
                  agree upon the form and format of such requests.

2.       WORK STATEMENTS

         2.1. DEFINITION OF PROJECTS. Each Work Statement shall be effective only when signed by both parties. References to this Agreement shall include any Work Statements in effect from time to time. A Work Statement is a project description which refers to this Agreement, describes work to be done pursuant to this Agreement, and identifies the Work Product to be produced thereunder. "Work Product" shall mean football related applications newly developed pursuant to a Work Statement hereunder.

         2.2. FORMAT AND TERMS. Except for minor tasks which may be addressed in summary form, each Work Statements will conform to substantially the following format:

                  (a) The Work Statement shall be entitled "Work Statement No. [__] under Master Strategic Relationship Agreement, dated [_________]." The contents of the Work Statement may be included in the body of the Work Statement, or in separately signed Attachments, as the parties consider most practical. The Work Statement shall include a provision for the dated signatures of authorized representatives of both parties. Principal terms of the Work Statement generally will include:

                         (i) A description of the work to be done and specifications of the expected Work Product.

                         (ii) Each Work Statement shall identify the services, functions, and other resources to be provided by each party in order for the tasks specified in such Work Statement to be performed, including, without limitation development, technical support and marketing services.

                         (iii) The Work Statement will identify the responsible party to acquire trademark or licensing rights and the agreed upon allocation of license fees. Any licenses of Patriots Content (as defined below) would be explicitly enumerated in the Work Statement.

                         (iv) Third-party services, equipment and facilities (if any) required to be obtained.

                         (v) Intended host site (which, unless otherwise agreed by the parties will be patriots.com) and links between the sites to developed applications, and appropriate licenses where necessary.

                         (vi) Whether proposed Web pages will use Work Product as the "main purpose" or in "a lesser way," for the purposes of Section 5.1 hereof.

                         (vii)  Target time schedules and delivery dates.

                         (viii) Completion criteria, quality testing, and
                                reports.

                         (ix) Marketing plan and joint marketing activities for Work Product.

                         (x) Contact information for a designated contact person at each party.

         2.3. TYPES OF WORK. It is expected that the project that SimPlayer will undertake pursuant to one (1) or more Work Statements will initially relate to a Pre/Post game analysis tool.

         2.4. ADOPTION OF WORK STATEMENTS; CHANGES. Work Statements, changes to Work Statements, and amendments to this Agreement shall be effective only if in a writing

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                  accompanied by dated signatures of authorized representatives of both parties. Replacement pages initialed and dated by authorized representatives of both parties will be sufficient for that purpose. Unless otherwise indicated, a change or amendment shall be effective once signed by both parties.

3.       PERFORMANCE

         3.1. REASONABLE EFFORTS. The parties agree to use commercially reasonable effort to perform the tasks assigned and to complete the Work Product and marketing efforts specified in each applicable Work Statement.

         3.2. TARGET DATES. Scheduled performance dates are estimates only. Both parties recognize that such dates are dependent on development, resource availability, funding, assistance, and other factors that may cause dates to shift or interfere with completion.

4.       CONTRACT ADMINISTRATION

         4.1. PRINCIPAL CONTACTS. The parties will designate and maintain Principal Contacts for purposes of all work and business between them concerning this Agreement and all notices required or permitted hereunder. The Principal Contact for The Patriots shall drive creative direction, manage work order delivery, and provide timely reviews and approvals, including providing branding and style guides for approved use of The Patriots' trade name, trademarks, service marks and associated graphics. These initially will be:

                  For SimPlayer:

                  Principal Contact:  Elaine LeBlanc

                  Business Phone:  (781) 481-9120 x2101

                  Business Mailing Address:  91 Montvale Avenue

                  Stoneham, MA 02180-3616



                  For The Patriots:

                  Principal Contact: Fred Kirsch

                  Business Phone:  (508) 543-5001

                  Business Mailing Address:  Foxboro Stadium

                  60 Washington Street

                  Foxboro, MA 02035

         4.2. AUTHORIZATIONS. The signature or initials of the Principal Contacts on Work Statements or changes or amendments to Work Statements shall be deemed the authorized signature of the respective party.

         4.3. REPLACEMENT OF PRINCIPAL CONTACT. If either party decides at any time to replace the person serving as its Principal Contact, it may do so by written notice to the other party.

         4.4. NOTIFICATION. Any notice under this Agreement shall be deemed given if sent by courier, facsimile or mail, directed to the principal contact of the party being notified.

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5.       REVENUE SHARING

         5.1. ADVERTISING REVENUE. As between the parties, SimPlayer will have the exclusive right to sell advertising on the eSportsPlus.com site. As between the parties, The Patriots shall have the exclusive right to sell advertising on patriots.com. SimPlayer will receive [ * ] from advertising served on patriots.com from pages in which Work Product is the main purpose of the Web page. If a component or application is used in a lesser way, the revenue to SimPlayer will be reduced based on the relative value of the Work Product to the page. If eSportsPlus.com uses advertising in its site, then SimPlayer will pay [ * ] from advertising served on eSportsPlus.com from the pages in which Work Product is the main purpose of the Web page. If a component or application is used in a lesser way, the revenue to The Patriots will be reduced based on the relative value of the Work Product to the page. For the purposes of this Section 5.1, the term "advertising" does not include "sponsorships" as described in
                  Section 5.2 below.

         5.2. SPONSORSHIPS. For sponsorships sold specifically in connection with Work Product, SimPlayer and The Patriots will split all sponsorship revenues [ * ] going to the party that actually sells the sponsorship) for sponsorships hosted on patriots.com, or on eSportsPlus.com if the Work Product contains Patriots Content (as defined below). SimPlayer will pay The Patriots [ * ] for Work Product hosted on eSportsPlus.com in a football application that does not contain Patriots Content. "Patriots Content" shall mean statistics, logos, photographs, trademarks, trade names, service marks and any other intellectual property, owned by The Patriots and licensed to SimPlayer by The Patriots.

         5.3. RESELLING OF WORK PRODUCT - SimPlayer will pay [ * ] from the sale or licensing of Work Product to third parties.

         5.4. AUDIT RIGHTS. Each party will have the right, at its expense (except as provided below) to audit the other party's books and records for the purpose of verifying advertising and sponsorship revenues. Such audits shall be made not more than once per year, on not less than ten (10) work days written notice, during regular business hours, by auditors reasonably acceptable to the audited party. If the auditor's figures reflect revenues higher than those reported, the audited party will pay the difference. Alternatively, if the auditor's figures reflect revenues lower than those reported by the audited party, the auditing party immediately will reimburse the audited party for the difference. In addition, if the auditor's figures exceed the revenues reported by the audited party by more than ten percent (10%), the audited party will also pay the reasonable cost of the audit.

         5.5. RESPONSIBILITY FOR EXPENSES. Except for the payments to which either party may be entitled as stated in a Work Statement, each party will be responsible for its own expenses incurred in rendering performance.

         5.6. PAYMENT. The fees due hereunder shall be payable within fifteen (15) calendar days following the close of each calendar quarter. Late payments will be subject to interest at the rate of one and one half percent (1.5%) per month, or, if lower, the maximum rate allowed by law.

--------

* Confidential information omitted and separately filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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6.       OWNERSHIP AND INTELLECTUAL PROPERTY RIGHTS

         6.1. RIGHTS IN WORK PRODUCT. All Work Product developed hereunder (excluding any Patriots Content included therein) and all Intellectual Property Rights in the Work Product shall be owned by SimPlayer. "Intellectual Property Rights" shall mean any rights under patent, semiconductor chip protection, copyright, trade secret, trademark or similar laws throughout the world.

         6.2. GENERAL KNOWLEDGE IMPARTED. Each party shall be entitled to use, disclose and otherwise employ without restriction or liability any ideas, concepts, know-how, methods, techniques, processes, skills, concepts and adaptations, or the functional or operational requirements or specifications of any business activity, and neither party shall assert against the other party (or others acting by or under authority of the other party) any prohibition or restraint from doing so.

         6.3. FURTHER ASSURANCES. Each party agrees to take such action and execute, or cause its employees, agents and contractors to execute, such further instruments as may be necessary to give effect to the ownership provisions of this Agreement.

         6.4. TRADEMARKS. Nothing in this Agreement shall be deemed to give SimPlayer any rights to use Patriots Content or to give The Patriots the right to use SimPlayer's Intellectual Property Rights without explicit licenses thereto either in a Work Statement or in a separate agreement. Simplayer acknowledges and agrees that any licenses to Patriots Content explicitly granted in a written Work Statement shall be subject to The Patriots prior creative approval.

         6.5. EXCLUSIVITY. Work Product shall not be used or re-commissioned for a football related use with a different party except as contemplated herein or approved by both parties in writing. Approval shall not be unreasonably withheld and the parties agree to negotiate revenue sharing for football related uses of the Work Product in good faith. Nothing herein shall limit SimPlayer from using any technology for non-football applications or from using any applications or components which were developed by SimPlayer independent of this Agreement (such as components in use in SimPlayer's baseball applications) for any applications.

         6.6. PUBLICITY. Neither party shall publicly disclose the fact of or the terms of this Agreement except as required by law or once agreed upon by the parties in the form of a press release.

         6.7. EXCLUSIVE STATEMENT OF RIGHTS AND OBLIGATIONS. This Section 6, and Section 7 with regard to confidentiality, provide the exclusive statement of the parties' respective rights and obligations under this Agreement with respect to Intellectual Property Rights. Except as expressly stated in this Section 6 or as expressly provided for in a Work Statement, nothing in this Agreement or any course of dealing between the parties will be deemed to create a license from either party to the other of any Intellectual Property Right, whether by estoppel, implication or otherwise.

7.       CONFIDENTIALITY

         7.1. "CONFIDENTIAL INFORMATION" "Confidential Information" shall include only the information exchanged by the parties in accordance with Section 7.2, provided, however that in no event shall Confidential Information include, and the obligations provided hereunder shall not apply to, information that: (a) is now or subsequently becomes generally available to the public through no fault of the recipient; (b) recipient can demonstrate was rightfully in its possession prior to disclosure by the other party; (c) is independently developed by the recipient without the use of any Confidential Information provided by the other party; (d) recipient rightfully obtained or obtains from a third party

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                  who has the right, without obligation to the other party, to transfer or disclose such information; (e) is released or approved for release by the other party without restriction; or (f) is inherently disclosed in the use, lease, sale, or other distribution of any present or future product or service produced by, for or under authorization of either party or in publicly available supporting documentation for any such product or service.

         7.2. EXCHANGES OF CONFIDENTIAL INFORMATION. All exchanges of Confidential Information shall be made by or under the supervision of the parties' Principal Contacts. Confidential Information may be disclosed orally or in writing. As part of the oral disclosure of Confidential Information, the information considered confidential and the confidentiality thereof shall be reasonably identified by the party disclosing such information and, within ten (10) work days after disclosure, the Confidential Information included in such disclosure shall be summarized in writing and such summary shall be delivered to the Principal Contact for the recipient. Written disclosures of Confidential Information shall be conspicuously legended "Confidential Information" (or terms of similar meaning) and shall provide reasonable identification of the information considered confidential. The parties acknowledge and agree that Confidential Information of either party shall not be disclosed to the Advisory Board and that nothing shall be received from the Advisory Board subject to any obligation of confidence or restriction on use.

         7.3. CARE AND PROTECTION. During the term of this Agreement and for a period of one (1) year following its expiration or termination, each party shall protect the other party's Confidential Information with reasonable effort using the same standard of care that applies to its own similar Confidential Information.

         7.4. EXCEPTIONS. Either party may use or disclose the other party's Confidential Information if required by any request or order of any government authority, or otherwise as required by law, or as necessary to establish and enforce that party's rights under this Agreement. Before disclosing the other party's Confidential Information for such purpose, reasonable effort must be made to notify the other party of the circumstances, and the parties shall cooperate with each other to obtain protection for the confidentiality thereof to the extent available.

         7.5. SECURITIES LAW RESTRICTIONS. Notwithstanding the foregoing, the parties acknowledge that there maybe situations where the parties will share with the Advisory Board certain material non-public information about SimPlayer and that distinct from the other provisions of this Section 7, each Advisory Board member will be required to confirm to SimPlayer that it will not use such information in any manner prohibited by U.S. securities laws.

8.       LIMITATIONS

         8.1. DISCLAIMER OF WARRANTIES. All Work Product is provided "AS IS," without warranty of any kind, including (without limitation) any warranty of title, merchantability, against infringement or fitness for a particular purpose. Descriptions or specifications of deliverables shall constitute project objectives and not express warranties.

         8.2. LIMITATION OF LIABILITY. Unless otherwise expressly stated in a Work Statement, the sole remedy for any delay or deficiency in performance of any service or delivery obligation shall be termination of the applicable Work Statement without further recourse or claim.

         8.3. EXCLUSION OF CERTAIN DAMAGES. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSS OF PROFITS, LOSS OF USE OF DATA OR INTERRUPTION OF BUSINESS, WHETHER SUCH ALLEGED DAMAGES ARE ALLEGED IN TORT,

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                  CONTRACT OR INDEMNITY, EVEN IF SUCH PARTY HAS BEEN ADVISED OF
                  THE POSSIBILITY OF SUCH DAMAGES. This limitation shall not apply to damages associated with the infringement or unauthorized use of Intellectual Property Rights.

9.       INDEMNIFICATION

         9.1. SIMPLAYER INDEMNIFICATION. SimPlayer shall defend, at its expense, The Patriots from and against any third party claims alleging that portions of the Work Product supplied by SimPlayer infringe any (i) registered trademark, (ii) copyright, or (iii) trade secret, and shall indemnify The Patriots against all damages payable as part of a final judgement or settlement thereof. The indemnification obligation of this Section 9.1 shall not apply to any claim arising out of portions of the Work Product supplied by The Patriots or made to meet The Patriots' specifications, or implementations of ideas or materials provided by the Advisory Board.

         9.2. THE PATRIOTS INDEMNIFICATION. The Patriots shall defend, at its expense, SimPlayer from and against any third party claims alleging that portions of the Work Product supplied by The Patriots infringe any (i) registered trademark, (ii) copyright, or (iii) trade secret, and shall indemnify SimPlayer against all damages payable as part of a final judgement or settlement thereof.

         9.3. NOTICE, CONTROL AND COOPERATION. In the event that a party seeks indemnification pursuant to this Section 9 from or against the assertion of any claim by a third person, the indemnifying party shall give prompt notice to the other party. Notwithstanding this Section 9, neither party is under any obligation to indemnify the other party unless the indemnifying party has sole authority to conduct the trial or settlement of such claim or any negotiations related thereto and the indemnified party provides reasonable information and assistance in connection with such claim or suit. In the event of a claim for which indemnification may be claimed hereunder, the indemnifying party may, at its election, remove or require the indemnified party to remove the Work Product which is the subject of the infringement claim.

         9.4 SOLE OBLIGATIONS. The Sole and exclusive obligations of either party for claims of intellectual property infringement shall be limited to the obligations set forth in this Section 9.

10.      TERM OF AGREEMENT

         10.1. TERM. This Agreement shall be effective upon the date specified at the beginning of this Agreement, and shall remain in force until August 1, 2001, unless otherwise terminated as provided herein; provided, however, this Agreement shall continue to remain in effect with respect to any Work Statement entered into hereunder until such Work Statement is itself terminated or performance thereunder is completed. This Agreement shall automatically renew for successive 12 month periods unless either party gives written notice at least thirty (30) days prior to the end of the term then in effect of its desire to terminate the Agreement at the end of such term.

         10.2. TERMINATION OF WORK STATEMENTS. Either party may terminate an individual Work Statement upon thirty (30) days written notice of a breach thereunder if during such period the breach has not been remedied.

         10.3. SURVIVAL. Notwithstanding any termination of this Agreement or a Work Statement, the provisions of Sections 4, 5, 6, 7, 8, 9, 10 and 11 shall survive the termination of this agreement, provided that the provisions of Section five shall terminate on the second anniversary of the termination of this Agreement, or, at such other time as may be specified in a particular Work Statement.

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11.      MISCELLANEOUS

         11.1. FORCE MAJEURE. Either party shall be excused from delays in performing or from its failure to perform hereunder to the extent that such delays or failures result from causes beyond the reasonable control of such party; provided that, in order to be excused from delay or failure to perform, such party must act diligently to remedy the cause of such delay or failure.

         11.2. NO AGENCY. Neither party shall be construed to be an agent or acting as the agent of the other in any respect, any other provisions of this Agreement or any Work Statements issued hereunder notwithstanding.

         11.3. AFFILIATES. In undertaking and performing their respective obligations under this Agreement, each party shall be entitled to act through or on behalf of its Affiliates, and shall be entitled to sublicense or assign its rights and obligations under this Agreement to its Affiliates, in whole or in part, provided that the party so doing shall remain responsible to the other party for the full performance of any such obligations as required by this Agreement. "Affiliate" shall mean any corporation, partnership or other entity which controls, is controlled by, or is under common control with such party, and for such purpose "control" shall exist whenever there is an ownership, profits, voting or similar interest (including any right or option to obtain such an interest) representing at least 50% of the total interests of the pertinent entity then outstanding.

         11.4. SEVERABILITY. If any provision of this Agreement is held to be invalid, the other provisions will not be affected to the greatest extent possible consistent with the parties' intent.

         11.5. MULTIPLE COUNTERPARTS. This Agreement may be executed in several counterparts, all of which taken together shall constitute one single Agreement between the parties.

         11.6. SECTION HEADINGS; EXHIBITS. The section and subsection headings used herein are for reference and convenience only, and shall not enter into the interpretation hereof. The exhibits referred to herein and attached hereto, or to be attached hereto, including all Work Statements issued hereunder from time to time, are incorporated herein to the same extent as if set forth in full herein.

         11.7. REQUIRED APPROVALS. Where agreement, approval, acceptance, or consent by either party is required by any provision of this Agreement, such action shall not be unreasonably delayed or withheld.

         11.8.    COMPLIANCE WITH LAW.

                  (a) Each party agrees to comply with all applicable laws, regulations, and ordinances relating to their performance hereunder.

                  (b) The parties agree to cooperate with each other, at SimPlayer's expense, in their efforts to obtain available protection for any Intellectual Property Rights under foreign laws and to secure such certifications, registrations or licenses as may be appropriate for the protection of the same in any foreign country.

                  (c) Neither party will knowingly export or re-export, directly or indirectly, any technical data (as defined by the U.S. Export Administration Regulations) produced or provided under this Agreement, or export or re-export, directly or indirectly, any direct product of such technical data, including software, to a destination to which such export or re-export is restricted or prohibited by U.S. or non-U.S. law, without obtaining prior authorization from U.S. Department of

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                         Commerce and other competent government authorities to
                         the extent required by those laws.

         11.9. NO WAIVER. No delay or omission by either party hereto to exercise any right or power occurring upon any noncompliance or default by the other party with respect to any of the terms of this Agreement shall impair any such right or power or be construed to be a waiver thereof. A waiver by either of the parties hereto of any of the covenants, conditions, or agreements to be performed by the other shall not be construed to be a waiver of any succeeding breach thereof or of any covenant, condition, or agreement herein contained. Unless stated otherwise, all remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity, or otherwise.

         11.10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

         11.11. DISPUTE RESOLUTION. Each party agrees that, unless otherwise required in order to comply with deadlines under the law, it will not file action or institute legal proceedings with respect to any dispute, controversy, or claim arising out of, relating to, or in connection with, this Agreement, until:

                  (a) it has given the other party thirty days prior written notice of its grievance; and

                  (b) the other party has failed to provide a prompt and effective remedy as determined by the aggrieved party in its sole discretion.

         11.12. ENTIRE AGREEMENT. This Agreement and the exhibits annexed hereto, together with the Work Statements issued from time to time hereunder, constitute the entire agreement between the parties. No change, waiver, or discharge hereof shall be valid unless it is in writing and is executed by the party against whom such change, waiver, or discharge is sought to be enforced.

         11.13. NO ASSIGNMENT. Except as explicitly provided in Section 11.3, neither party may, without the prior written consent of the other party, assign or transfer this Agreement or any obligation incurred hereunder, except by merger, reorganization, consolidation, or sale of all or substantially all of such party's assets. Any attempt to do so in contravention of this Section shall be void and of no force and effect.

IN WITNESS WHEREOF, The Patriots and SimPlayer have caused this Agreement to be signed and delivered by their duly authorized officers, all as of the date first hereinabove written.



NEW ENGLAND PATRIOTS L.P.           SIMPLAYER.COM, INC.



By:      /s/ Fred Kirsch                  By:      /s/ Elaine R. LeBlanc
   -------------------------------------     --------------------------------



Title:   Director of Interactive Media    Title:   Executive Vice President
      ----------------------------------        -----------------------------



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                                  Defined Terms



Affiliate                                                    Section 11.3
Confidential Information                                     Section 7.1
Intellectual Property Rights                                 Section 6.1
Patriots Content                                             Section 5.2
SimPlayer                                                    Page 1
The Patriots                                                 Page 1
Work Product                                                 Section 2.1




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                                                                    May __, 2000


SimPlayer.com, Ltd.

91 Montvale Avenue, 3rd Floor
Stoneham, MA  02180-3616

    Re:  Advisory Board Confidentiality Assurance and Confirmation of Assignment
         -----------------------------------------------------------------------

Ladies and Gentlemen:

         As a participant on the Advisory Board created pursuant to the Master Strategic Relationship Agreement between The New England Patriots L.P. ("The Patriots") and SimPlayer.com, Inc. ("SimPlayer"), in consideration of and as a requirement to my participation on the Advisory Board, I hereby confirm as follows:

         (a) I am aware that I may on occasion become temporarily privy to material non-public information regarding SimPlayer, including, but not limited to, information regarding products of SimPlayer for which no public announcement has been made, and I agree that I will not use such information in any way which would violate U.S. securities laws; and

         (b) I agree to assign, and hereby transfer and assign, to SimPlayer all rights, title and interests in any intellectual property that results from my participation in the Advisory Board, and I agree that at the request and expense of SimPlayer, I shall take any actions reasonably requested by SimPlayer to secure and protect its rights to such intellectual property and to verify that I have waived any rights, including moral rights, I might have in such property. Nothing herein shall be construed to give SimPlayer any rights in any copyrights, trademarks, or other analogous proprietary rights which are currently or may be in the future owned by The Patriots.



Sincerely,


Signature_____________________________________________________

Name (printed):_______________________________________________